Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 15, 2023, relating to the consolidated financial statements and the effectiveness of Vaxart, Inc.’s internal control over financial reporting appearing in the entity’s Annual Report on Form 10-K for the year ended December 31, 2022.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

San Francisco, California

March 17, 2023